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                                    EXHIBIT 11.1

                          VISTA MEDICAL TECHNOLOGIES, INC.
                 Statement Regarding Computation of Per Share Data



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                                                              Three Months Ended March 31,
                                                                  1998          1997
                                                               -----------   ----------
Net income (loss). . . . . . . . . . . . . . . . . . . . . .  $(4,167,206)  $(3,318,071)
                                                               -----------   ----------
                                                               -----------   ----------

Average common shares outstanding. . . . . . . . . . . . . .   13,248,379       335,843
Effect of assumed conversion of
   preferred stock from date of issuance . . . . . . . . . .           --     8,680,679
                                                               -----------   ----------
Shares used in basic per share
   computations. . . . . . . . . . . . . . . . . . . . . . .   13,248,379     9,016,522
                                                               -----------   ----------
                                                               -----------   ----------
Net income (loss) per share - basic. . . . . . . . . . . . .  $     (0.31)  $     (0.37)
                                                               -----------   ----------
                                                               -----------   ----------

Net effect of dilutive common share
    equivalents based on the treasury
    stock method . . . . . . . . . . . . . . . . . . . . . .           --            --
Shares used in diluted per share
   computations. . . . . . . . . . . . . . . . . . . . . . .   13,248,379     9,016,522
                                                               -----------   ----------
                                                               -----------   ----------
Net income (loss) per share - diluted. . . . . . . . . . . .  $     (0.31)  $     (0.37)
                                                               -----------   ----------
                                                               -----------   ----------

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